Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of January 1997
Distribution Date of February 20, 1997

Original Pool Amount                     $315,029,921.60

Beginning Pool Balance                   $114,162,032.78
Beginning Pool Factor                          0.3623847

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $5,792,140.78
  Interest Collected                         $956,364.15

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries             $97,061.63
Total Additional Deposits                     $97,061.63

Repos/Chargeoffs                              $56,782.84
Aggregate Number of Notes Charged Off                 40

Total Available Funds                      $6,756,142.41

Ending Pool Balance                      $108,402,533.31
Ending Pool Factor                             0.3441023

Servicing Fee                                 $95,135.03

Repayment of Servicer Advances                $89,424.15

Reserve Account:
  Beginning Balance                        $6,878,977.48
  Target Percentage                                 6.00%
  Target Balance                                     N/A
  Minimum Balance                          $6,615,628.35
  (Release)/Deposit                         ($263,349.13)
  Ending Balance                           $6,615,628.35

Current Weighted Average APR:                      9.599%
Current Weighted Average Remaining Term (months):  26.82

                                            Dollars       Notes
Delinquencies:
Installments:
     1-30 days                             966,229.53      623
    31-60 days                             202,345.45      173
    60+ days                                89,576.36       48

    Total                                1,258,151.34      647

  Balances: 60+ days                       677,140.43       48

Memo Item - Reserve Account
  Prior Month                           $6,849,721.97
  + Invest. Income                          29,255.51
  + Transfer from Collections Account            0.00
  Beginning Balance                     $6,878,977.48

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of January 1997

                                                                  NOTES
                                        TOTAL          CLASS A-1        CLASS A-2      CERTIFICATES
Original Pool Amount
 Distributions:                   $315,029,921.60  $207,000,000.00   $97,000,000.00   $11,029,921.60
 Distribution Percentages (1)                               96.50%           0.000%            3.50%
 Coupon                                                     7.650%           8.000%           8.300%

Beginning Pool Balance            $114,162,032.78
Ending Pool Balance               $108,402,533.31

Collected Principal                 $5,702,716.63
Collected Interest                    $956,364.15
Charge-Offs                            $56,782.84
Liquidation Proceeds/Recoveries        $97,061.63
Servicing                              $95,135.03
Cash Transfer (to)/from Reserve Account     $0.00
Total Collections Available
    for Debt Service                $6,661,007.38

Beginning Balance                 $113,849,009.61   $11,184,713.94   $97,000,000.00    $5,664,295.67

Interest Due                          $757,147.27       $71,302.55      $646,666.67       $39,178.05
Interest Paid                         $757,147.27       $71,302.55      $646,666.67       $39,178.05
Principal Due                       $5,759,499.47    $5,557,916.99            $0.00      $201,582.48
Principal Paid                      $5,759,499.47    $5,557,916.99            $0.00      $201,582.48

Ending Balance                    $108,089,510.13    $5,626,796.95   $97,000,000.00    $5,462,713.18
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)               0.0271825940     1.0000000000     0.4952631018

Total Distributions                 $6,516,646.74    $5,629,219.54      $646,666.67      $240,760.53

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                      $144,360.64

Beginning Reserve Account Balance   $6,878,977.48   see also Memo Item on Page 1 regarding reserve account
(Release)/Draw                       ($263,349.13)
Ending Reserve Account Balance      $6,615,628.35

(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1995, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of January 1997

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                  5               4                3                2                1
                               Sep 1996        Oct 1996         Nov 1996         Dec 1996         Jan 1997

Beg. Pool Balance          $140,485,673.79  $134,498,385.49  $127,872,259.24  $121,849,343.22  $114,162,032.78

A) Loss Trigger:
Principal of Contracts
  Charged off                  $245,097.38      $283,022.12       $59,372.73       $91,127.94       $56,782.84
Recoveries                     $157,481.54      $329,866.43       $67,211.94      $255,941.07       $97,061.63

Total Charged off
  (Months 5,4,3)               $587,492.23
Total Recoveries
  (Months 3,2,1)                420,214.64
Net Loss/(Recoveries)
  for 3 Mos.                   $167,277.59(a)

Total Balance
  (Months 5,4,3)           $402,856,318.52(b)

Loss Ratio Annualized [(a/b)(12)]   0.4983%

Trigger:
  Is Ratio> 1.5%                        No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                  $659,428.18    $1,074,290.67      $677,140.43
   As % of Beginning Pool Balance                                   0.51569%         0.88165%         0.59314%
   Three Month Average                                              0.64932%         0.60717%         0.66350%

Trigger: Is Average> 2.0%               No

C) Noteholders Percent Trigger:     2.1000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%             No

  Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer